EXHIBIT 99.1

API Technologies Announces Management Transition

— Industry Veteran Robert Tavares Named President and CEO —

ORLANDO, FL– (PR Newswire) – March 2, 2015 –API Technologies Corp. (NASDAQ:ATNY) (“API”), a leading provider of high performance RF, microwave, millimeterwave, power, and security solutions, announced today that Robert Tavares has been named President and Chief Executive Officer effective immediately. Mr. Tavares will also become a member of API’s Board of Directors. Bel Lazar, API’s current President and Chief Executive Officer, is leaving the company.

Brian Kahn, Chairman of the Board, said: “Bob is a seasoned RF/Microwave industry veteran with 30 years of leadership experience in both publicly traded and privately held electronics companies serving defense and commercial markets. Throughout his career, which includes experience at M/A-Com, Tyco Electronics, and most recently as President of Crane Electronics, Bob has demonstrated his ability to grow RF/microwave, microelectronics, and power businesses both organically and through acquisition. I am pleased to welcome Bob to API and look forward to his leadership.”

Bel Lazar said: “Bob is the perfect choice to lead API through its next stage of evolution. His extensive experience in commercial and defense electronics applications will create organic growth opportunities for API to augment our original mergers and acquisition strategy and extensive recent consolidation efforts. As API’s strategy has evolved into becoming a focused provider of RF, microwave, millimeter, power, and security solutions for high-reliability applications, Bob is the right person to take API into its next phase of growth.”

“I am very excited to take on this new role with API Technologies,” said Mr. Tavares. “The business has a very talented work force and technology arsenal that has built well recognized brands in the industry. I look forward to leading API Technologies in the years ahead and working to shape the business into a strong market leader. I would like to thank the Board for the opportunity to lead API. I look forward to meeting with employees, customers, suppliers, and shareholders in the coming months.”

Mr. Tavares joins API with 30 years of experience in microelectronics and semiconductors for both commercial and defense applications. From Mach 2012 until joining API, Mr. Tavares served as the President of Crane Electronics Inc., which serves the defense, commercial aerospace, and medical markets with microelectronic-based solutions for power and microwave applications. Prior experience includes serving as the President of e2v US Operations, a supplier of technology solutions in RF power, semiconductors, including lifecycle management as well as high performance imaging semiconductors for space instrumentation. Mr. Tavares spent most of his career at Tyco Electronics, M/A Com Division where he started his career as a design and development engineer. He progressively advanced to the position of Vice President, General Manager, where he was responsible for setting the strategic direction, growth and profitability of a $320 million RF and microwave, multi-site business making a diverse set of highly custom and application-specific technology solutions. Mr. Tavares holds a B.S in Engineering from the University of Massachusetts, Dartmouth.

About API Technologies Corp.

API Technologies (NASDAQ: ATNY) is an innovative designer and manufacturer of high performance systems, subsystems, modules, and components for technically demanding RF, microwave, millimeterwave, electromagnetic, power, and security applications. A high-reliability technology pioneer with over 70 years of heritage, API Technologies products are used by global defense, industrial, and commercial customers in the areas of commercial aerospace, wireless communications, medical, oil and gas, electronic warfare, unmanned systems, C4ISR, missile defense, harsh environments, satellites, and space. Learn more about API Technologies and our products at www.apitech.com.

Safe Harbor for Forward-Looking Statements

Except for statements of historical fact, the information presented herein constitutes forward-looking statements. All forward-looking statements are subject to certain risks, uncertainties and assumptions which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties, which are more fully described in the Company’s Annual and Quarterly Reports filed with the Securities and Exchange Commission, include but are not limited to, general economic and business conditions, government regulations, our ability to integrate and consolidate our operations, our ability to expand our operations in both new and existing markets, and the effect of growth on our infrastructure. Should one or more of these risks or uncertainties materialize, or should the assumptions prove incorrect, actual results may vary in material aspects from those currently anticipated. All information in this release is as of the date hereof. We undertake no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations. Except as required by law, the Company assumes no obligation to update or revise any forward-looking statements in this press release, whether as a result of new information, future events, or otherwise.

Contact:

Brian Kahn

Chairman

+1 407-909-8015

brian.kahn@apitech.com